Materion Corporation
Reconciliation of Non-GAAP Measure - Segment Reporting Information
(Unaudited)

(In millions except per share amounts)
	Quarter Ended				Quarter Ended				Quarter Ended
	Mar. 30, 2012	Jun. 29, 2012	Sep. 28, 2012	Dec. 31, 2012	Mar. 29, 2013	Jun. 28, 2013	Sep. 27, 2013	Dec. 31, 2013	Mar. 28, 2014	Jun. 27, 2014	Sep. 26, 2014
External Sales
PAC	$112.1	$103.2	$100.4	$108.7	$106.4	$109.5	$98.7	$108.4	$97.2	$109.6	$114.2
AM	205.0	183.7	151.8	154.3	156.4	160.4	134.5	140.7	129.3	145.0	137.6
PC	36.8	38.3	38.7	39.2	37.5	35.6	41.8	37.4	33.9	34.1	39.9
Corporate	(0.3)	(0.1)	(0.3)	1.6	(1.1)	0.6	0.4	(0.4)	(1.5)	(0.7)	(0.1)
Other	36.5	38.2	38.4	40.8	36.4	36.2	42.2	37.0	32.4	33.4	39.8
Total	$353.6	$325.1	$290.6	$303.8	$299.2	$306.1	$275.4	$286.1	$258.9	$288.0	$291.6

Pass-Through Metal Cost
PAC	$24.3	$22.2	$21.4	$19.5	$22.6	$22.7	$18.8	$19.0	$17.2	$19.7	$19.5
AM	162.0	138.0	105.2	117.5	113.3	119.6	92.9	97.7	87.6	100.0	91.5
PC	10.3	10.5	12.0	13.8	11.3	10.5	14.7	11.5	10.0	9.2	12.9
Corporate	(0.4)	(0.1)	(0.3)	1.6	0.7	0.8	0.9	0.7	(0.8)	(0.5)	2.1
Other	9.9	10.4	11.7	15.4	12.0	11.3	15.6	12.2	9.2	8.7	15.0
Total	$196.2	$170.6	$138.3	$152.4	$147.9	$153.6	$127.3	$128.9	$114.0	$128.4	$126.0

Valued-Added Sales
PAC	$87.8	$81.0	$79.0	$89.2	$83.8	$86.8	$79.9	$89.4	$80.0	$89.9	$94.7
AM	43.0	45.7	46.6	36.8	43.1	40.8	41.6	43.0	41.7	45.0	46.1
PC	26.5	27.8	26.7	25.4	26.2	25.1	27.1	25.9	23.9	24.9	27.0
Corporate	0.1	—	—	—	(1.8)	(0.2)	(0.5)	(1.1)	(0.7)	(0.2)	(2.2)
Other	26.6	27.8	26.7	25.4	24.4	24.9	26.6	24.8	23.2	24.7	24.8
Total	$157.4	$154.5	$152.3	$151.4	$151.3	$152.5	$148.1	$157.2	$144.9	$159.6	$165.6

Gross Margin % of Value-Added
PAC	27%	30%	29%	28%	28%	31%	25%	27%	28%	27%	28%
AM	43%	45%	44%	32%	37%	28%	37%	40%	39%	39%	42%
PC	28%	33%	35%	26%	34%	31%	35%	29%	30%	31%	33%
Corporate	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M
Other	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M
Total	31%	35%	34%	29%	32%	30%	30%	31%	31%	31%	33%

Operating Profit
PAC	$7.2	$7.3	$6.7	$8.1	$8.4	$11.0	$3.3	$8.1	$6.2	$6.3	$10.8
AM	6.5	7.3	8.8	(0.8)	3.6	(1)	3.5	2.3	5.1	12.5	7.8
PC	0.1	1.9	2.1	(2.3)	1.5	0.7	2.4	(0.4)	4.1	0.5	2.1
Corporate	(3.9)	(4.1)	(4.2)	(3.9)	(4)	(4.1)	(3.9)	(4.6)	(4.3)	(4.8)	(3.3)
Other	(3.8)	(2.2)	(2.1)	(6.2)	(2.5)	(3.4)	(1.5)	(5)	(0.2)	(4.3)	(1.2)
Total	$9.9	$12.4	$13.4	$1.1	$9.5	$6.6	$5.3	$5.4	$11.1	$14.5	$17.4

Special Items
PAC	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
AM	—	—	—	$7.4	—	—	—	$2.8	$0.4	$(5.4)	—
PC	—	—	—	—	—	—	—	1.6	(2.6)	0.1	—
Corporate	—	—	—	—	—	—	—	0.5	0.2	1.5	(2.7)
Other	—	—	—	—	—	—	—	2.1	(2.4)	1.6	(2.7)
Total	$—	$—	$—	$7.4	$—	$—	$—	$4.9	$(2)	$(3.8)	$(2.7)

Operating Profit Ex Spec Items
PAC	7.2	7.3	6.7	8.1	8.4	11.0	3.3	8.1	6.2	6.3	10.8
AM	6.5	7.3	8.8	6.6	3.6	(1)	3.5	5.1	5.5	7.1	7.8
PC	0.1	1.9	2.1	(2.3)	1.5	0.7	2.4	1.2	1.5	0.6	2.1
Corporate	(3.9)	(4.1)	(4.2)	(3.9)	(4)	(4.1)	(3.9)	(4.1)	(4.1)	(3.3)	(6)
Other	(3.8)	(2.2)	(2.1)	(6.2)	(2.5)	(3.4)	(1.5)	(2.9)	(2.6)	(2.7)	(3.9)
Total	$9.9	$12.4	$13.4	$8.5	$9.5	$6.6	$5.3	$10.3	$9.1	$10.7	$14.7

Operating Profit Ex Spec Items % of Value-Added
PAC	8.2%	9%	8.5%	9.1%	10%	12.7%	4.1%	9.1%	7.8%	7%	11.4%
AM	15.1%	16%	18.9%	17.9%	8.4%	(2.5)%	8.4%	11.9%	13.2%	15.8%	16.9%
PC	0.4%	6.8%	7.9%	(9.1)%	5.7%	2.8%	8.9%	4.6%	6.3%	2.4%	7.8%
Corporate	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M
Other	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M	N/M
Total	6.3%	8%	8.8%	5.6%	6.3%	4.3%	3.6%	6.6%	6.3%	6.7%	8.9%

EPS Diluted (GAAP)	$0.30	$0.38	$0.39	$0.12	$0.33	$0.20	$0.24	$0.18	$0.35	$0.47	$0.60
EPS Ex Spec Items Diluted	$0.30	$0.38	$0.39	$0.35	$0.33	$0.20	$0.24	$0.34	$0.29	$0.36	$0.51

The cost of gold, silver, platinum, palladium and copper is passed through to customers and therefore the trends and comparisons of sales are affected by movements in the market price of these metals. Internally, management reviews sales and value-added sales. Value-added sales is a non-GAAP measure that deducts the value of the pass-through metals sold from sales. Value-added sales allows management to assess the impact of differences in sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs and their costs are not deducted from sales to calculate value-added sales.

The Company's pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company's results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company's intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Materion Corporation
Reconciliation of Non-GAAP Measure - Profitability
(Unaudited)

			Quarter Ended
(In millions except per share amounts)	Dec. 31, 2012	Dec. 31, 2013	March 28, 2014	June 27, 2014	Sept. 26, 2014

GAAP as Reported
Sales	$303.8	$286.1	$258.9	$288.0	$291.6
Gross margin	44.0	49.2	45.5	49.8	54.8
Operating profit	1.1	5.4	11.1	14.5	17.4
Net income	2.5	3.8	7.3	10.0	12.4
EPS - Diluted	$0.12	$0.18	$0.35	$0.47	$0.60

Theft, Facility closure and reorganization costs (benefits)
Cost of goods sold	$7.4	$1.3	$0.2	$—	$—
Selling, general and administrative	—	2.3	0.5	—	0.3
Other-net	—	1.4	(2.6)	—	—
Recovery from insurance and other litigation, net of expenses
Selling, general and administrative	—	—	—	2.9	1.0
Other-net	—	—	—	(6.8)	(4)
Total Special items	$7.4	$4.9	$(2)	$(3.8)	$(2.7)

Special items - net of tax	$4.8	$3.4	$(1.3)	$(2.5)	$(1.8)

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$151.4	$157.2	$144.9	$159.6	$165.6
Gross margin	51.4	50.5	45.7	49.8	54.8
Gross margin % of VA	33.9%	32.1%	31.5%	31.2%	33.1%
Operating profit	8.5	10.3	9.1	10.7	14.7
Operating profit % of VA	5.6%	6.6%	6.3%	6.7%	8.9%
Net income	7.3	7.1	6.0	7.5	10.7
EPS - Diluted	$0.35	$0.34	$0.29	$0.36	$0.51

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains financial measures, including gross margin, operating profit, net income and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation, we have adjusted out the cost (benefit) impact of the plant consolidation and product line rationalization efforts and the net recovery from insurance and other litigation claims in our Other segment from the applicable GAAP measure. Internally, management reviews the results of operations without the impact of these items in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.